Exhibit 1.01

KEMET Corporation

CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2017
Report Date: May 3, 2018

INTRODUCTION

This Conflict Minerals Report for KEMET Corporation (“KEMET,” “we,” “us” or “our”) is presented to comply with Section 13(p) of the Securities Exchange Act of 1934, as amended, and Rule 13p-1 thereunder (the “Rule”) for the reporting period from January 1 to December 31, 2017. Pursuant to Instruction 3 to Item 1.01 of Form SD under the Rule, we have excluded from this Conflict Minerals Report information regarding products manufactured by TOKIN Corporation, which we acquired in April 2017. We will include products manufactured by TOKIN Corporation in our conflict minerals disclosures for the 2018 calendar year.

For the reporting period from January 1 to December 31, 2017 (“Reporting Period”), KEMET conducted due diligence on the source and chain of custody of the cassiterite, columbite-tantalite, wolframite, or gold, including their derivatives, which are limited to tin, tantalum, and tungsten (“3TG”), that were necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture on or after January 1, 2017 to ascertain whether these conflict minerals originated in the Democratic Republic of Congo ("DRC") or an adjoining country as defined in the Rule (“Covered Countries”) and financed or benefited armed groups in any of these countries. It is noted that manufacturing products during a defined period of time may naturally include materials sourced prior to and during the Reporting Period. The reasonable country of origin inquiry and due diligence measures were applied to identified conflict mineral suppliers prior to and during the Reporting Period. Some conflict minerals utilized during the period were considered “outside the supply chain” under the Rule, meaning materials that were smelted (with respect to tin, tantalum or tungsten) or fully refined (with respect to gold) prior to January 31, 2013, or materials that have not been smelted or fully refined but were located outside of the Covered Countries prior to January 31, 2013. As such, conflict minerals that were considered “outside the supply chain” are exempt from reporting under the Rule. However, for the purpose of this report KEMET’s due diligence measures did not exclude these materials or suppliers. For tungsten, we did not determine the country of origin because all the material was acquired in 2011 and considered outside the supply chain.

DUE DILIGENCE MEASURES

Design of Our Due Diligence Measures
Our conflict minerals due diligence measures have been designed to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten and gold in all material respects. KEMET is both an “upstream” and “downstream” company. As an upstream company, KEMET implemented a “closed-pipe” vertically integrated conflict free tantalum supply chain. In support of sourcing conflict free material from the DRC, KEMET along with our mining partner established the Partnership for Social and Economic Sustainability in the Kisengo village in the Katanga province of the DRC. Periodically, KEMET deploys company representatives to monitor the progress of the program. We designed both our upstream and downstream due diligence measures to:

1.	Establish strong company management systems for conflict minerals supply chain due diligence and reporting compliance;

2.	Identify and assess conflict minerals risks in our supply chain;

3.	Design and implement strategies to respond to conflict minerals risks identified;

4.	Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5.	Report on our conflict minerals supply chain due diligence activities, as required by the Rule.
Description of Due Diligence Performed as an Upstream Company
Based on the OECD Guidance, “upstream” refers to the mineral supply chain from the mine to the smelters/refiners. “Upstream companies” include miners (artisanal and small-scale or large-scale producers), local traders or exporters from the country of mineral origin, international concentrate traders, mineral re-processors and smelters/refiners. In addition, KEMET deployed representatives to the covered countries as part of our due diligence effort.

The source and chain of custody of tantalum materials were audited and validated in conformance with the Responsible Minerals Assurance Process (“RMAP”), formerly known as the Conflict-Free Smelter Program. Our compliance status as well as the audit protocols and procedures are publicly available on the Responsible Minerals Initiative (“RMI”) website. Information on such website or KEMET's website referenced herein does not constitute part of this Conflict Minerals Report.

Description of the Due Diligence Performed as a Downstream Company
Based on the OECD Guidance, “downstream” means the minerals supply chain from smelters/refiners to retailers. “Downstream companies” include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers. In the following chart, KEMET has described its due diligence activities that are in accordance with the five steps set forth in the OECD Guidance. These activities were performed during the Reporting Period.

Step 1: Establish strong company management systems.
A)    To clearly communicate to suppliers and the public, KEMET maintained a formal company policy avoiding the use of conflict minerals which directly or indirectly finance or benefit armed groups in the DRC or an adjoining country (“Conflict Minerals Policy”). The Conflict Minerals Policy is publicly available on our website and was employed by our KEMET purchase order terms and conditions. The Conflict Minerals Policy was communicated to conflict minerals raw material suppliers during the Reporting Period and to new raw material suppliers during our supplier “on boarding” process. The Conflict Minerals Policy applies to any region determined to be a conflict-affected and high risk area.

B)    To structure internal management and support supply chain due diligence, KEMET maintained in its internal Compliance Policy and Procedures, a conflict minerals document formally stating that KEMET’s Sustainability Council (“SC”) has oversight and ownership of the Conflict Minerals Policy. The SC membership consists of a cross section of senior management led by Senior Vice President, Quality, Chief Compliance Officer and Chief of Staff. The SC met quarterly to address current and future sustainability objectives and concerns. In addition, KEMET maintained a specific conflict minerals team (“Conflict Minerals Team”) that met periodically during the Reporting Period to address the implementation and progress of our due diligence efforts.

C)    To establish a system of controls and transparency over the conflict minerals supply chain as a downstream company, KEMET maintained in our internal Supplier Quality Procedures a requirement for suppliers to provide information on the smelters or refiners in their supply chain utilizing the RMI - Conflict Minerals Reporting Template. Records of suppliers’ responses were recorded and maintained. The information was used by KEMET to determine material conflict-free status. The information was also used to provide our customers with conflict minerals smelter or refiner information.

D) To strengthen engagement with its suppliers, KEMET performed smelter outreach to encourage RMI participation and participated in supply chain workshops.
E)    KEMET had multiple communication channels available to serve as grievance mechanisms for early-warning risk awareness. Internally, KEMET offered the “Listen Up” program to its personnel to anonymously report possible violations of KEMET’s Global Code of Conduct and other policies. The “Listen Up” program was administered by an outside firm which was not connected to KEMET. Externally, contact information was made available through KEMET’s public website (www.kemet.com). KEMET also actively participated in the following industry or multi-stakeholder group(s) which served as an early-warning risk-awareness system.
• Organisation for Economic Co-Operation and Development (OECD) - Participation
• RMI and RMI Grievance Mechanism - Member
• International Tin Research Institute Tin Supply Chain Initiative (iTSCi) - Member
• Tantalum-Niobium International Study Center (TIC) - Member

Step 2: Identify and assess risk in the supply chain.
A)    For the purpose of identifying risks, KEMET surveyed our suppliers of raw materials containing a conflict mineral to obtain smelter or refiner information utilizing the RMI Conflict Minerals Reporting Template.

B)    To assess risk, KEMET reviewed the supplier responses for completeness and for reasonableness (i.e., 1) do not contain contradictions or inconsistencies; and/or 2) the response is consistent with KEMET’s knowledge of the supplier). KEMET followed up with suppliers who were unresponsive or required additional clarification.

Step 3: Design and implement a strategy to respond to identified risks.
A) KEMET reported findings of supply chain risk to senior management through quarterly and monthly business review meetings.
B)    The risk management plan adopted by KEMET was in accordance with the Conflict Minerals Policy to discontinue doing business with any supplier found to be purchasing tungsten, tantalum, tin or gold material which directly or indirectly finances or benefits armed groups in the DRC or an adjoining country. KEMET understood the global supply chain of conflict minerals is complex and disclosure of mineral sources is often considered confidential. To reduce the potential supply chain risk, KEMET encouraged smelters and refiners to participate in independent assessments of their own sources through programs such as the RMAP.

C)    To monitor and track performance of risk management efforts, KEMET relied on supplier survey updates and supplier RMI updates. The status was communicated internally in Conflict Minerals Team meetings.

D)    To undertake additional fact and risk assessments for risks requiring mitigation or after a change of circumstances, KEMET relied on the supplier re-approval process as governed by its Supplier Quality Procedures or followed procedures outlined in its Compliance Policies Procedures section, Compliance Procedures and Forms, subsection Conflict Minerals "Conflict-Free Status Review and Determination."

Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.
KEMET relied on the RMAP independent third-party audits to supplement our internal due diligence of conflict minerals suppliers and monitored the progress of these audits to help ensure our supply chain is conflict free. As an RMI member, KEMET worked with other members to identify smelters in the supply chain, and encouraged suppliers and customers to participate in the program through direct communication and smelter outreach communication. The data on which we relied for certain statements in this declaration was obtained through our membership in the RMI, using the Reasonable Country of Origin Inquiry report for member ID: KMET.

Step 5: Report on supply chain due diligence.
KEMET has publicly made available the Conflict Minerals Policy outlining its due diligence objectives and documented our “closed pipe” conflict-free tantalum supply chain with our Partnership for Social and Economic Sustainability program. As required under Section 13(p) of the Securities and Exchange Act of 1934 and the Rule, and in consultation with internal and external counsel, KEMET has filed our Form SD - Special Disclosure Report, which includes this Conflict Minerals Report as Exhibit 1.01, with the Securities and Exchange Commission for the Reporting Period and made such disclosure available on its website at www.kemet.com.

DUE DILIGENCE DETERMINATION

Summary of Due Diligence Measures Performed
KEMET’s reasonable country of origin inquiry (“RCOI”) and due diligence employed a combination of measures to determine whether the necessary conflict minerals in KEMET’s products originated from the Covered Countries. Our due diligence measures included the following activities:

1.
KEMET surveyed all identified conflict minerals suppliers to ascertain for each of these conflict minerals (a) the smelter or refiner where it was processed and, (b) its country of origin. The survey was conducted using the RMI Conflict Minerals Reporting Template. KEMET accepted supplier data up to March 27, 2018 for the Reporting Period.

2.
KEMET maintained our upstream “closed pipe” vertically integrated conflict-free tantalum supply chain. All of KEMET's upstream facilities were audited and validated as RMAP conformant. In addition, KEMET sourced its downstream externally supplied tantalum material only from RMAP compliant smelters.

3.
As a member company of the RMI, we leveraged the due diligence conducted on smelters and refiners by the RMAP. The RMAP, developed by the RMI, is a voluntary initiative in which an independent third party audits smelter/refiner procurement and tolling activities and determines if the smelter or refiner demonstrated that all the minerals they processed originated from conflict-free sources.

Results of RCOI and Due Diligence Measures
KEMET is voluntarily providing disclosure as to the conflict-free status of its products in an effort to provide greater transparency over KEMET’s products.

DRC Conflict Free Products
We have designated our products as “DRC conflict free” if we were able to reasonably determine that they do not contain conflict minerals necessary to their functionality or production that directly or indirectly finance or benefit armed groups in a Covered Country, or that are obtained from recycled or scrap sources, all as further defined by applicable SEC rules. KEMET’s products manufactured in the Reporting Period were determined to be DRC conflict free if (a) all KEMET’s external third party suppliers who contributed necessary conflict minerals to those products provided a response to the supply chain survey confirming they had identified all of the smelters or refiners in their supply chain and (b) all of those smelters/refiners were either RMAP conformant or sourced outside the Covered Countries.

As a result of the RCOI and due diligence conducted as described above and in accordance with the Rule as originally promulgated, KEMET has determined the following product categories to be “DRC conflict free” for the Reporting Period.

•	Tantalum Surface Mount Capacitors (MnO2)

•	Tantalum Non-Surface Mount Capacitors (MnO2)

•	Tantalum Polymer Surface Mount Capacitors (KO)

•	Ceramic Surface Mount Capacitors (MLCC)

•	Ceramic Non-Surface Mount Capacitors

•	Electrolytic Non-Surface Mount Capacitors

•	Aluminum Polymer Surface Mount Capacitors (AO)

KEMET has insufficient information from suppliers or other sources regarding all smelters and refiners that processed the necessary conflict minerals to make a determination for the other product categories set forth below and provides below the known facilities used to process the necessary conflict minerals and country of origin. The country of origin information is based on the RMI Conformant Smelter Sourcing Information report dated March 16, 2018.

•	Film and Paper Surface Mount Capacitors

•	Film and Paper Non-surface Mount Capacitors

•	Electrical Filters

•	Electrical Magnetic Transformers

•	Electrical Chokes

•	Electrical Coils

•	Inductors

•	Electronic Control Boards

A total of 225 operational smelter and refiner facilities were identified by our suppliers. As of March 27, 2018:

•	184 were audited and found to be conformant to the RMAP

•	3 were actively participating in the RMAP

•	38 had not yet participated in an independent third party audit program

The charts below provide a summary of the RMAP status of the operational smelter and refiner facilities by conflict mineral:

The table below lists the known smelter and refiner facilities that processed the necessary conflict minerals in KEMET's products:

	Mineral	Smelter or Refiner Facility Name	Location of Facility	Other Product Categories
1	Gold	Advanced Chemical Company*	United States of America	√
2	Gold	Aida Chemical Industries Co., Ltd.*	Japan	√
3	Gold	Al Etihad Gold LLC*	United Arab Emirates	√
4	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany	√
5	Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan	√
6	Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil	√
7	Gold	Argor-Heraeus S.A.*	Switzerland	√
8	Gold	Asahi Pretec Corp.*	Japan	√
9	Gold	Asahi Refining Canada Ltd.*	Canada	√
10	Gold	Asahi Refining USA Inc.*	United States of America	√
11	Gold	Asaka Riken Co., Ltd.*	Japan	√
12	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	√
13	Gold	AU Traders and Refiners*	South Africa	√
14	Gold	Aurubis AG*	Germany	√
15	Gold	Bangalore Refinery	India	√
16	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines	√
17	Gold	Boliden AB*	Sweden	√
18	Gold	C. Hafner GmbH + Co. KG*	Germany	√
19	Gold	Caridad	Mexico	√
20	Gold	CCR Refinery - Glencore Canada Corporation*	Canada	√
21	Gold	Cendres + Métaux SA	Switzerland	√
22	Gold	Chimet S.p.A.*	Italy	√
23	Gold	Chugai Mining	Japan	√
24	Gold	Daejin Indus Co., Ltd.*	Korea, Republic of	√
25	Gold	Daye Non-Ferrous Metals Mining Ltd.	China	√
26	Gold	DODUCO Contacts and Refining GmbH*	Germany	√
27	Gold	Dowa*	Japan	√
28	Gold	DSC (Do Sung Corporation)*	Korea, Republic of	√
29	Gold	Eco-System Recycling Co., Ltd.*	Japan	√
30	Gold	Emirates Gold DMCC*	United Arab Emirates	√
31	Gold	Geib Refining Corporation*	United States of America	√
32	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	√
33	Gold	Great Wall Precious Metals Co,. LTD. of CBPM	China	√

34	Gold	Guangdong Jinding Gold Limited	China	√
35	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	√
36	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	√
37	Gold	Heimerle + Meule GmbH*	Germany	√
38	Gold	Heraeus Metals Hong Kong Ltd.*	China	√
39	Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany	√
40	Gold	Hunan Chenzhou Mining Co., Ltd.	China	√
41	Gold	HwaSeong CJ Co., Ltd.	Korea, Republic of	√
42	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China	√
43	Gold	Ishifuku Metal Industry Co., Ltd.*	Japan	√
44	Gold	Istanbul Gold Refinery*	Turkey	√
45	Gold	Japan Mint*	Japan	√
46	Gold	Jiangxi Copper Co., Ltd.*	China	√
47	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation	√
48	Gold	JSC Uralelectromed*	Russian Federation	√
49	Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan	√
50	Gold	Kaloti Precious Metals	United Arab Emirates	√
51	Gold	Kazakhmys Smelting LLC	Kazakhstan	√
52	Gold	Kazzinc*	Kazakhstan	√
53	Gold	Kennecott Utah Copper LLC*	United States of America	√
54	Gold	Kojima Chemicals Co., Ltd.*	Japan	√
55	Gold	Korea Zinc Co., Ltd.*	Korea, Republic of	√
56	Gold	Kyrgyzaltyn JSC*	Kyrgyzstan	√
57	Gold	L'azurde Company For Jewelry	Saudi Arabia	√
58	Gold	Lingbao Gold Co., Ltd.	China	√
59	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	√
60	Gold	LS-NIKKO Copper Inc.*	Korea, Republic of	√
61	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	√
62	Gold	Materion*	United States of America	√
63	Gold	Matsuda Sangyo Co., Ltd.*	Japan	√
64	Gold	Metalor Technologies (Hong Kong) Ltd.*	China	√
65	Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore	√
66	Gold	Metalor Technologies (Suzhou) Ltd.*	China	√
67	Gold	Metalor Technologies S.A.*	Switzerland	√
68	Gold	Metalor USA Refining Corporation*	United States of America	√

69	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico	√
70	Gold	Mitsubishi Materials Corporation*	Japan	√
71	Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan	√
72	Gold	MMTC-PAMP India Pvt., Ltd.*	India	√
73	Gold	Morris and Watson	New Zealand	√
74	Gold	Moscow Special Alloys Processing Plant*	Russian Federation	√
75	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey	√
76	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	√
77	Gold	Nihon Material Co., Ltd.*	Japan	√
78	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria	√
79	Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan	√
80	Gold	OJSC Krastsvetmet*	Russian Federation	√
81	Gold	OJSC Novosibirsk Refinery*	Russian Federation	√
82	Gold	PAMP S.A.*	Switzerland	√
83	Gold	Penglai Penggang Gold Industry Co., Ltd.	China	√
84	Gold	Prioksky Plant of Non-Ferrous Metals*	Russia	√
85	Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia	√
86	Gold	PX Précinox S.A.*	Switzerland	√
87	Gold	Rand Refinery (Pty) Ltd.*	South Africa	√
88	Gold	Refinery of Seemine Gold Co., Ltd.	China	√
89	Gold	Remondis Argentia B.V.	The Netherlands	√
90	Gold	Republic Metals Corporation*	United States of America	√
91	Gold	Royal Canadian Mint*	Canada	√
92	Gold	SAAMP*	France	√
93	Gold	Sabin Metal Corp.	United States of America	√
94	Gold	Samduck Precious Metals*	Korea, Republic of	√
95	Gold	Samwon Metals Corp.	Korea, Republic of	√
96	Gold	SAXONIA Edelmetalle GmbH*	Germany	√
97	Gold	Schone Edelmetaal B.V.*	The Netherlands	√
98	Gold	SEMPSA Joyería Platería S.A.*	Spain	√
99	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	√
100	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China	√
101	Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China	√
102	Gold	Singway Technology Co., Ltd.*	Taiwan	√
103	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation	√

104	Gold	Solar Applied Materials Technology Corp.*	Taiwan	√
105	Gold	Sumitomo Metal Mining Co., Ltd.*	Japan	√
106	Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan	√
107	Gold	The Refinery of Shandong Gold Mining Co., Ltd*	China	√
108	Gold	Tokuriki Honten Co., Ltd.*	Japan	√
109	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	√
110	Gold	Torecom*	Korea, Republic of	√
111	Gold	Umicore Brasil Ltda.*	Brazil	√
112	Gold	Umicore Precious Metals Thailand*	Thailand	√
113	Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium	√
114	Gold	United Precious Metal Refining, Inc.*	United States of America	√
115	Gold	Valcambi S.A.*	Switzerland	√
116	Gold	Western Australian Mint (T/a The Perth Mint)*	Australia	√
117	Gold	WIELAND Edelmetalle GmbH*	Germany	√
118	Gold	Yamakin Co. Ltd.*	Japan	√
119	Gold	Yokohama Metal Co., Ltd.*	Japan	√
120	Gold	Yunnan Copper Industry Co., Ltd.	China	√
121	Gold	Zhongyuan Gold Smelter of Zhonglin Gold Corporation*	China	√
1	Tantalum	D Block Metals, LLC*	United States of America
2	Tantalum	Exotech Inc.*	United States of America
3	Tantalum	F&X Electro-Materials Ltd.*	China
4	Tantalum	Global Advanced Metals Aizu*	Japan
5	Tantalum	Global Advanced Metals Boyertown*	United States of America
6	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
7	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
8	Tantalum	H.C. Starck Co., Ltd.*	Thailand
9	Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
10	Tantalum	H.C. Starck Inc.*	United States of America
11	Tantalum	H.C. Starck Ltd.*	Japan
12	Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
13	Tantalum	H.C. Starck Tantalum and Niobium GmbH*	Germany
14	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
15	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
16	Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*	China
17	Tantalum	KEMET Blue Metals*	Mexico

18	Tantalum	KEMET Blue Powder*	United States of America
19	Tantalum	LSM Brasil S.A.*	Brazil
20	Tantalum	Mineracao Taboca S.A.*	Brazil
21	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
22	Tantalum	NPM Silmet AS*	Estonia
23	Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
1	Tin	Alpha*	United States of America	√
2	Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	√
3	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China	√
4	Tin	China Tin Group Co., Ltd.*	China	√
5	Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	√
6	Tin	CV Ayi Jaya*	Indonesia	√
7	Tin	CV Dua Sekawan*	Indonesia	√
8	Tin	CV Gita Pesona*	Indonesia	√
9	Tin	CV United Smelting*	Indonesia	√
10	Tin	CV Venus Inti Perkasa*	Indonesia	√
11	Tin	Dowa*	Japan	√
12	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	√
13	Tin	EM Vinto*	Bolivia (Plurinational State of)	√
14	Tin	Fenix Metals*	Poland	√
15	Tin	Gejiu Jinye Mineral Company*	China	√
16	Tin	Gejiu Kai Meng Industry and Trade LLC*	China	√
17	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China	√
18	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China	√
19	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	√
20	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China	√
21	Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China	√
22	Tin	HuiChang Hill Tin Industry Co., Ltd.	China	√
23	Tin	Huichang Jinshunda Tin Co., Ltd.*	China	√
24	Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China	√
25	Tin	Jiangxi New Nanshan Technology Ltd.*	China	√
26	Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil	√
27	Tin	Malaysia Smelting Corporation (MSC)*	Malaysia	√
28	Tin	Melt Metais e Ligas S.A.*	Brazil	√
29	Tin	Metallic Resources, Inc.*	United States of America	√

30	Tin	Metallo Belgium N.V.*	Belgium	√
31	Tin	Metallo Spain S.L.U.*	Spain	√
32	Tin	Mineracao Taboca S.A.*	Brazil	√
33	Tin	Minsur*	Peru	√
34	Tin	Mitsubishi Materials Corporation*	Japan	√
35	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	√
36	Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand	√
37	Tin	O.M. Manufacturing Philippines, Inc.*	Philippines	√
38	Tin	Operaciones Metalurgical S.A.*	Bolivia (Plurinational State of)	√
39	Tin	PT Aries Kencana Sejahtera*	Indonesia	√
40	Tin	PT Artha Cipta Langgeng*	Indonesia	√
41	Tin	PT ATD Makmur Mandiri Jaya*	Indonesia	√
42	Tin	PT Babel Inti Perkasa*	Indonesia	√
43	Tin	PT Babel Surya Alam Lestari	Indonesia	√
44	Tin	PT Bangka Prima Tin*	Indonesia	√
45	Tin	PT Bangka Tin Industry*	Indonesia	√
46	Tin	PT Belitung Industri Sejahtera*	Indonesia	√
47	Tin	PT Bukit Timah*	Indonesia	√
48	Tin	PT DS Jaya Abadi*	Indonesia	√
49	Tin	PT Eunindo Usaha Mandiri*	Indonesia	√
50	Tin	PT Inti Stania Prima*	Indonesia	√
51	Tin	PT Karimun Mining*	Indonesia	√
52	Tin	PT Kijang Jaya Mandiri*	Indonesia	√
53	Tin	PT Lautan Harmonis Sejahtera*	Indonesia	√
54	Tin	PT Menara Cipta Mulia*	Indonesia	√
55	Tin	PT Mitra Stania Prima*	Indonesia	√
56	Tin	PT Panca Mega Persada*	Indonesia	√
57	Tin	PT Prima Timah Utama*	Indonesia	√
58	Tin	PT Rajehan Ariq*	Indonesia	√
59	Tin	PT Refined Bangka Tin*	Indonesia	√
60	Tin	PT Sariwiguna Binasentosa*	Indonesia	√
61	Tin	PT Stanindo Inti Perkasa*	Indonesia	√
62	Tin	PT Sukses Inti Makmur*	Indonesia	√
63	Tin	PT Sumber Jaya Indah*	Indonesia	√
64	Tin	PT Timah (Persero) Tbk Kundur*	Indonesia	√

65	Tin	PT Timah (Persero) Tbk Mentok*	Indonesia	√
66	Tin	PT Tinindo Inter Nusa*	Indonesia	√
67	Tin	PT Tommy Utama*	Indonesia	√
68	Tin	Resind Industria e Comercio Ltda.*	Brazil	√
69	Tin	Rui Da Hung*	Taiwan	√
70	Tin	Soft Metais Ltda.*	Brazil	√
71	Tin	Super Ligas	Brazil	√
72	Tin	Thaisarco*	Thailand	√
73	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	√
74	Tin	VQB Mineral and Trading Group#	Viet Nam	√
75	Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil	√
76	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China	√
77	Tin	Yunnan Tin Company Limited*	China	√
1	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
2	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
3	Tungsten	Japan New Metals Co., Ltd.*	Japan
4	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
5	Tungsten	Xiamen Tungsten Co., Ltd.*	China
Country of Origin May Include
Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe

* For the reporting period 2017 these smelters/refiners were found RMAP -conformant as identified in the RMI Conformant Smelter Sourcing Information report dated March 16, 2018.
# VQB Mineral and Trading Group was re-categorized in 2017 as no longer operational as a smelter. For this reason, VQB Mineral and Trading Group is not included in above-referenced metrics. KEMET will remove this company when no longer identified in our supply chain in 2018.

Future Steps to Mitigate Risks
The due diligence steps previously described for both an upstream and downstream company will be used for future reporting periods to mitigate risk and improve our due diligence. KEMET will continue:

•
Engaging suppliers of 3TG to improve the content of their responses. This includes a conflict-minerals flow down clause as well as new supplier or new material conflict minerals provisions as part of our “on boarding process.”

•	Working through the RMI to accurately identify new or existing smelters and refiners and increase their participation in the RMAP.

•	Working with the OECD and relevant trade associations to define and improve best practices.

•	Sourcing our upstream materials from conflict free validated mines which utilize traceability schemes to ensure complete chain of custody and maintain our RMAP.
KEMET believes these supply chain exercises in concert with synergy and momentum created during the Reporting Period, as well as the Conflict Minerals Policy, will mitigate the risk that the necessary conflict minerals benefit armed groups and will improve our due diligence.

INDEPENDENT PRIVATE SECTOR AUDIT
Our due diligence processes and certain descriptions in this Conflict Minerals Report were audited by Resource Consulting Services Limited ("RCS Global Ltd"), as our independent private sector auditor. The auditor’s report can be found as Appendix A to this Conflict Minerals Report.

Appendix A to Conflict Minerals Report of KEMET Corporation

REPORT OF INDEPENDENT PRIVATE SECTOR AUDITOR

[Letterhead of RCS Global Ltd]

INDEPENDENT PRIVATE SECTOR AUDIT REPORT
DODD FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT, SECTION 1502

KEMET CORPORATION

To Senior Vice President, Quality, Chief Compliance Officer and Chief of Staff

RCS Global Ltd (“RCS Global” or “RCS”) conducted an Independent Private Sector Audit (IPSA) of KEMET Corporation (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2017. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:

1) Whether the design of the Company’s due diligence framework as set forth in Sections on Due Diligence Measures and Summary of Due Diligence Measures Performed of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2017, is in conformity, in all material respects, with the criteria set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High- Risk Areas, Third Edition 2016 (“OECD Guidance”), and

2) Whether the Company’s description of the due diligence measures it performed, as set forth in the Sections on Due Diligence Measures and Summary of Due Diligence Measures Performed in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2017, is consistent with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. The opinion or conclusion in this audit report is in relation to the two audit objectives. These audit objectives are narrowly defined and do not include the auditor’s opinion on:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance.

•	The completeness of the Company’s description of the due diligence measures performed.

•	The suitability of the design or operating effectiveness of the Company’s due diligence process.

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance.

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof.

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Consequently, we do not express an opinion or conclusion on the matters listed above or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework and the Company’s description of the due diligence measures it performed as set forth in the Sections mentioned in the audit objectives.

We conducted this performance audit in accordance with generally accepted government auditing standards, in particular Chapters 1, 2, 3, 6 and 7 of the U.S. Government Accountability Office Generally Accepted Government Auditing Standards, Revision of December 2011. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives.

For the first audit objective, we reviewed policies, processes and procedures describing the design of the due diligence framework and conducted interviews with the persons directly responsible for the conflict minerals program at the Company. For the second audit objective, we reviewed records supporting the implementation of due diligence measures as described in the Conflict Minerals Report. For the second audit objective, we adopted a sampling approach for the review of records, taking into account the type of mineral, the total population as well as type and level of risk associated with sourcing practices of supply chain actors.

We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.

Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.

In our opinion,

•
the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2017, as set forth in the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•
the Company’s description of the due diligence measures it performed as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2017, is consistent with the due diligence process that the Company undertook.

RCS Global Ltd
London, 23 April 2018

Dr. Nicholas Garrett
Auditor